Exhibit 3.1

SEVENTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STUBHUB HOLDINGS, INC.

STUBHUB HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of StubHub Holdings, Inc. f/k/a Pugnacious Endeavors, Inc. was filed with the Delaware Secretary of the State on December 17, 2004.

SECOND: The Seventeenth Amended and Restated Certificate of Incorporation of StubHub Holdings, Inc. in the form attached hereto has been duly adopted in accordance with the provisions of Sections 228,242 and 245 of the DGCL by the directors and stockholders of StubHub Holdings, Inc.

THIRD: The Seventeenth Amended and Restated Certificate of Incorporation of Pugnacious Endeavors, Inc. restates, integrates and amends the provisions of the Certificate of Incorporation of Pugnacious Endeavors, Inc. as heretofore amended.

FOURTH: The Seventeenth Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in the form attached hereto as Exhibit A and is incorporated herein by this reference.

IN WITNESS WHEREOF, StubHub Holdings, Inc. has caused this Seventeenth Amended and Restated Certificate of Incorporation to be signed by its duly authorized and elected Chief Executive Officer this 22nd day of March, 2023.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto subscribed my name as of March 22, 2023.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

SEVENTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STUBHUB HOLDINGS, INC.

ARTICLE I

The name of this corporation is StubHub Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A. This Corporation is authorized to issue four (4) classes of stock to be designated, respectively, Class A Common Stock (“Class A Common Stock”), Class B Common Stock (“Class B Common Stock”), Class C Common Stock (“Class C Common Stock”, and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), and Preferred Stock (“Preferred Stock”). The total number of shares which the Corporation is authorized to issue is 114,215,435 shares. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 28,000,000 shares. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 73,000,000 shares, the total number of shares of Class B Common Stock that the Corporation is authorized to issue is 10,000,000 shares and the total number of shares of Class C Common Stock that the Corporation is authorized to issue is 3,215,435 shares. The Preferred Stock, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall each have a par value of $0.001 per share.

B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the DGCL. Subject to the DGCL, the provisions herein and in any certificate of designation, the number of shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares of such series of Preferred Stock then outstanding) subsequent to the issue of shares of that series in each case with the affirmative vote of the holders of a majority of the total voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of Section 242(b) of the DGCL, and no vote of the holders of any Class A Common Stock, Class B Common Stock or Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor. In case the number of shares of any such series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The powers, preferences, rights, restrictions and other matters relating to the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are as follows:

A. Class A Common Stock.

1. Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of common stock, holders of Class A Common Stock shall receive Class A Common Stock.

2. Liquidation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and Class C Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders.

3. Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock and Class C Common Stock as a single class on all matters submitted to vote or for the consent of the stockholders of the Corporation (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock); except that, in each case, to the fullest extent permitted by law and subject to the provisions herein, holders of shares of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of all of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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B. Class B Common Stock.

1. Dividends. The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of common stock, holders of Class B Common Stock shall receive Class B Common Stock.

2. Liquidation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock and Class C Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders.

3. Voting. Each holder of Class B Common Stock shall be entitled to one hundred (100) votes for each share of Class B Common Stock held. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock and Class C Common Stock as a single class on all matters submitted to vote or for the consent of the stockholders of the Corporation (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock); except that, in each case, to the fullest extent permitted by law and subject to the provisions herein, holders of shares of Class B Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL.

4. Conversion.

4.1 Each share of Class B Common Stock shall be convertible into one fully-paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.

4.2 Each share of Class B Common Stock held by the Founder (as such term is defined in the Tenth Amended and Restated Co-Sale and First Refusal Agreement, dated as of January 17, 2020 (as it may be amended from time to time), by and among the Corporation, the persons listed on Schedule A thereto and the holder of the Company’s Class B Common Stock listed on the signature pages thereto) (the “Founder”) and any other Permitted Class B Holder (as defined below) shall be automatically and immediately converted into one fully-paid and nonassessable share of Class A Common Stock upon its sale or transfer of beneficial ownership to any person or entity other than another Permitted Class B Holder; provided, that none of the following shall constitute a “sale or transfer” for the purposes of this provision: (a) the pledge of shares of Class B Common Stock by a Permitted Class B Holder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise control (within the meaning of the Securities Act of 1933, as

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amended) over such pledged shares, provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a transfer unless such foreclosure or similar action results in the transfer to another Permitted Class B Holder; (b) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a merger or consolidation of the Corporation, or a sale of all or substantially all of the Corporation’s assets, provided that such merger or consolidation or sale of assets and such agreement or understanding was approved by a majority of the Board of Directors then in office in advance of the entry into such agreement or understanding; and (c) after the consummation of a sale of shares of the capital stock of the Corporation in a firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, any proxy granted to any of the officers or directors of the Corporation at the request of the Board of Directors with respect to the voting of any of the Corporation’s capital stock in connection with actions to be taken at an annual or special meeting of stockholders. “Permitted Class B Holder” shall mean each of (i) the Founder (ii) the Founder’s spouse, parents, siblings (by blood or adoption) or lineal descendants (by blood or adoption) (any such person with respect to the Founder, an “Immediate Family Member”), including any such Immediate Family Member to whom shares of Class B Common Stock shall have been transferred upon the Founder’s death (whether directly or indirectly through an executor or administrator of the Founder’s estate), (iii) any trust, partnership, corporation, limited liability company or other similar entity (an “Estate Planning Entity”) for the benefit of the Founder or the Founder’s Immediate Family Members, so long as (A) the sole beneficiaries or “beneficial owners” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (each, a “Beneficial Owner”) of any voting or economic interests of such Estate Planning Entity are the Founder and/or the Founder’s Immediate Family Members (collectively, “Permitted Beneficial Owners”) and (B) such Estate Planning Entity and such Permitted Beneficial Owners agree that, until the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the Permitted Beneficial Owners will continue to be the sole Beneficial Owners of any such voting or economic interests in such Estate Planning Entity; and (iv) any person or entity (a “Control Entity”) who controls, is controlled by or is under common control (within the meaning of the Securities Act of 1933, as amended) with the Founder or an Immediate Family Member other than the Corporation and its subsidiaries, so long as (A) the sole Beneficial Owner of any voting or economic interests of such Control Entity is the Founder or an Immediate Family Member and (B) such Control Entity and the Founder or Immediate Family Member, as the case may be, agree that, until the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the Founder or Immediate Family Member, as the case may be, will continue to be the sole Beneficial Owner(s) of any voting or economic interests in such Control Entity.

C. Class C Common Stock.

1. Dividends. The holders of the Class C Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock and Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of common stock, holders of Class C Common Stock shall receive Class C Common Stock.

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2. Liquidation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of the Class C Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock and Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders.

3. Voting. Each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class C Common Stock shall at all times vote together with the holders of Class A Common Stock and Class B Common Stock as a single class on all matters submitted to vote or for the consent of the stockholders of the Corporation (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock); except that, in each case, to the fullest extent permitted by law and subject to the provisions herein, holders of shares of Class C Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL.

4. Restrictions and Limitations. In addition to any other vote required by the DGCL, the vote or written consent or written agreement of the holders of at least a majority of the then outstanding shares of the Class C Common Stock shall be required in order to:

a. Alter or change the rights, preferences or privileges of the Class C Common Stock; or

b. Make any amendment to or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation that would materially, adversely and disproportionately affect the rights, preferences, privileges or restrictions of the Class C Common Stock, including an amendment or waiver that would alter, change or amend the preferences, privileges or rights of the Class C Common Stock.

ARTICLE VI

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of Article VI to authorize Corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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Any repeal or modification of the foregoing provisions of Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors constituting the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE IX

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE XI

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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PUGNACIOUS ENDEAVORS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pugnacious Endeavors, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated December 4, 2020, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around November 24, 2020 (the “Purchase Agreement”), between the Corporation and the investor party thereto (the “Investor”), the Investor agreed to purchase $50,000,000 in aggregate liquidation preference of Series I Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 50,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series I Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be fifty thousand (50,000).

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series G Preferred Stock, par value $0.001 per share, and the Corporation’s Series H Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof

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immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to (i) 6.00% from the Issue Date to, but excluding, December 1, 2022, (ii) 9.00% from December 1, 2022 to, but excluding, December 1, 2024 and (iii) 11.00% from December 1, 2024 and thereafter. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on December 31, 2020.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled,

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the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

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(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved.]

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

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(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Price”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

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(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Price. If applicable law does not permit the Corporation to consummate the redemption described in this Section 9(b) in connection with a Liquidation Event, the Corporation shall not consummate such Liquidation Event unless at the closing thereof all then outstanding shares of Preferred Stock are purchased from the Holders (by an affiliate of the Corporation or a third party) for cash at the Redemption Price (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 120.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating: •

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

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(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

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(d) [Reserved.]

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(f) [Reserved.]

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(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. [Reserved.]

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

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Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) (a) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least a majority of the voting power of the outstanding Voting Stock of the Corporation, and (b) at any time after an IPO, the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, that is or

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becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(iii) the occurrence of a Change of Control (or other similar term) under and as defined in the Credit Agreement.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group

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for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, among PUG LLC, as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

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(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means December 4, 2020.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

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(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(v) “Permitted Holders” means any of the Specified Investors.

(w) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(x) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(y) “Redemption Price” shall have the meaning set forth in Section 9(a).

(z) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(aa) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(bb) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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(dd) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of Pugnacious Endeavors, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ee) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(ff) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(gg) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN

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OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON DECEMBER 4, 2020 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. [Reserved.]

Section 18. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock.

Section 19. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property, and (b) except in respect of any declared but unpaid dividends, any redemption of Preferred Stock held by any Holder permitted under this Certificate of Designations shall be treated as a payment in exchange for stock pursuant to Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the applicable Holder does not actually or constructively own (as determined under Section 302(c) of the Code) any stock of the Corporation (other than Preferred Stock) immediately following such redemption. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in clauses (a) and (b) of the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation (but (for the avoidance of doubt) limited, in the case of any change in ownership of the Corporation, to the impact, if any, that such change may have on the Section 302 analysis of a redemption of a Holder’s Preferred Stock), or (z) a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether clause (b) of the first sentence of this Section 19(f)(i) applies to such redemption, or, if such clause does not apply to such redemption, to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the

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Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 19(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 4th day of December, 2020.

PUGNACIOUS ENDEAVORS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

PUGNACIOUS ENDEAVORS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pugnacious Endeavors, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated March 2, 2021, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around March 8, 2021 (the “Purchase Agreement”), between the Corporation and the investors party thereto (such investors, the “Investors”), the Investors agreed to purchase $65,785,000.00 in aggregate liquidation preference of Series J Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 65,785 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series J Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 65,785.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series G Preferred Stock, par value $0.001 per share, the Corporation’s Series H Preferred Stock, par value $0.001 per share, and the Corporation’s Series I Preferred Stock, par value $0.001 per share (together, the “Existing Preferred

Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in. respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

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(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum, equal to (i) 0.00% from the Issue Date to, but excluding, March 10, 2025 and (ii) 5.00% from March 10, 2025 and thereafter. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on March 31, 2021.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification, or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation. (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem, the then outstanding Preferred Stock in accordance with Section 9(a)).

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(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation. and direct or indirect parent of the Corporation, respectively);

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provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved.]

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Price”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

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(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Price (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 100.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by (x) email, and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating:

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

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(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares arc certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14c-l under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(d) [Reserved.]

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption, date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

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If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(f) [Reserved.]

(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. Book Entry. The Preferred Stock shall be registered on the books and records of the Corporation.

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Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

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(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (i) in the case of a corporation, corporate stock, and (ii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 90% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 90% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 90% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 90% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of

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the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, among PUG LLC, as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fond of which any such individual is the donor.

(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means March 10, 2021.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

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(v) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(w) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(x) “Redemption Price” shall have the meaning set forth in Section 9(a).

(y) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(z) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(aa) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of Pugnacious Endeavors, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(dd) “Stock Equivalents” means any (i) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (ii) any securities convertible into or exchangeable for shares of Common Stock.

(ee) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(ff) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

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(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON MARCH 10, 2021 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 18 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

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(b) Severability. If any right, preference or limitation, of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (i) when personally delivered or given by machine-confirmed facsimile or by email, (ii) one business day after a writing is delivered to a national overnight courier service or (iii) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. To the greatest extent permitted by applicable law, the Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, (a) the Corporation and the Holders shall reasonably cooperate in good faith to determine the reporting of such redemption for applicable tax purposes, including whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting, and (b) the Corporation shall use reasonable efforts to cooperate with the Holder of such Preferred Stock to cause such redemption to be treated as a sale or exchange for U.S. federal income tax purposes (which cooperation may include assisting in facilitating the sale of shares of Common Stock in a private secondary transaction to a person reasonably acceptable to the Corporation).

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation, shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with

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respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 19(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in. respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 10th day of March, 2021.

PUGNACIOUS ENDEAVORS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

AMENDMENT NO. 1

TO

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

SERIES J PREFERRED STOCK

OF

STUBHUB HOLDINGS, INC.

Pursuant to Section 242 of the Delaware General Corporation Law, it is hereby certified that:

1. The name of this corporation is StubHub Holdings, Inc. (the “Corporation”), and this corporation was originally incorporated pursuant to the Delaware General Corporation Law on December 17, 2004, under the name Pugnacious Endeavors, Inc.

2. This Corporation has previously filed a Certificate of Designations of the powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of Series J Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), with the Secretary of State of the State of Delaware on March 10, 2021 (the “Certificate of Designations”).

3. The Board of Directors of this Corporation duly adopted resolutions proposing to amend the Certificate of Designations, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Designations be amended as follows:

FIRST: Clause (b) (Dividend Rate) of Section 4 (Dividends) shall hereby be amended and restated in full as follows:

“(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to (i) 0.00% from the Issue Date to, but excluding, February 17, 2023 and (ii) 15.00% from and after February 17, 2023. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30)-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).”

SECOND: Section 9 (Redemption and Repurchases) shall hereby be renamed “Conversion, Redemption and Repurchases.”

THIRD: Clause (a) (Optional Redemption) of Section 9 (Conversion, Redemption and Repurchases) shall hereby be amended and restated in full as follows:

“(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to the Redemption Price; provided that, the Corporation may not consummate such redemption if it reasonably expects the Mandatory Conversion Date to occur within two (2) months of the consummation of such redemption. No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.”

FOURTH: Clause (b) (Mandatory Redemption Upon Liquidation Event) of Section 9 (Conversion, Redemption and Repurchases) shall hereby be amended and restated in full as follows:

“(b) Mandatory Redemption. Upon the earlier of (i) the Mandatory Redemption Date, or (ii) the occurrence of a Liquidation Event, to the extent any share of Preferred Stock is outstanding, then, in case of clause (i), on the Mandatory Redemption Date, and in the case of clause (ii), at the time of such Liquidation Event, the Corporation shall redeem all outstanding shares of Preferred Stock in full for cash at the Redemption Price (the “Mandatory Redemption”). Upon payment of the aggregate Redemption Price on the Mandatory Redemption Date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.”

FIFTH: Clause (c) (Change of Control) of Section 9 (Conversion, Redemption and Repurchases) shall hereby be amended and restated in full as follows:

“(c) Mandatory Redemption Upon a Change of Control. Upon the occurrence of a Change of Control, the Corporation shall redeem all of the then outstanding shares of Preferred Stock for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding the date actually redeemed (the “Change of Control Redemption Price”). The Corporation shall provide notice of any Change of Control not less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction. Upon payment of the aggregate Change of Control Redemption Price on the applicable redemption date, all rights of the Holders with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate. If applicable law does not permit the Corporation to consummate the redemption described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock are purchased from the Holders (by the Corporation, an affiliate of the Corporation or a third party) for cash at the Change of Control Redemption Price.”

SIXTH: Clause (d) (Reserved) of Section 9 (Conversion, Redemption and Repurchases) shall hereby be amended and restated in full as follows:

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“(d) Mandatory Conversion.

(i) Mandatory Conversion Date. Each share of Preferred Stock outstanding on the Mandatory Conversion Date shall automatically convert (the “Mandatory Conversion”) on the Mandatory Conversion Date into a number of IPO Shares and cash in lieu of fractional shares as determined pursuant to Sections 9(d)(ii) and 9(d)(iii) hereof (the “Conversion Consideration”). The Corporation shall provide notice of a Mandatory Conversion not less than five (5) but no more than thirty (30) days prior to the date of a Mandatory Conversion, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction.

(ii) Settlement upon Conversion. On the Mandatory Conversion Date, each share of Preferred Stock will be cancelled and converted into a number of IPO Shares equal to the quotient obtained by dividing (i) the then outstanding Liquidation Preference plus accrued and unpaid Dividends on such shares of Preferred Stock through, but excluding the Mandatory Conversion Date by (ii) the Conversion Price.

(iii) Payment of Cash in Lieu of any Fractional Share of IPO Shares. In lieu of delivering any fractional IPO Share otherwise due upon conversion of any Preferred Stock pursuant to Section 9(d)(ii) hereof, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, deliver cash in lieu of such fractional share.

(iv) Delivery of Conversion Consideration. The Corporation will deliver or pay, as applicable, the Conversion Consideration on or before (i) in the event that the Qualified IPO occurs by way of a direct listing, the Close of Business on the second (2nd) Trading Day immediately after the Mandatory Conversion Date, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the date of closing of such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the date of closing of such merger or transaction.”

SEVENTH: The following definitions are added to Section 15 (Additional Definitions):

“Close of Business” means 5:00 p.m., New York City time.

“Conversion Price” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Daily VWAP for the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the price to the public per IPO Share reflected in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act with respect to such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the consideration paid to the holders of Class A Common Stock for each share of Class A Common Stock.

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“Daily VWAP” means the consolidated volume-weighted average price per IPO Share as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such IPO Shares (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one IPO Share on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“IPO Shares” means the common stock listed on a principal U.S. national or regional securities exchange in connection with a Qualified IPO.

“Mandatory Conversion Date” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Close of Business on the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the date of pricing of such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the date of closing of such merger or transaction.

“Mandatory Redemption Date” means February 20, 2026, or such date as otherwise extended by the Corporation with the prior consent of the Holders.

“Qualified IPO” means (i) a transaction pursuant to which the common stock of the Corporation or any direct or indirect parent of the Corporation is listed on a principal U.S. national or regional securities exchange or (ii) a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company that is prior to, and immediately following, such transaction listed on a principal U.S. national or regional securities exchange.

“Redemption Price” means 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed (whether optional or mandatory), through, but excluding the date actually redeemed.

“Trading Day” means any day on which trading in the IPO Shares generally occurs on the principal U.S. national or regional securities exchange on which the IPO Shares are then listed.”

EIGHTH: Section 14 shall be amended such that all references to “Section 9(b)” shall be replaced with “Section 9”.

NINTH: Section 15(f) shall be amended such that all references to “90%” shall be replaced with “50%”.

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4. That except as specifically set forth herein, no other term or provision of the Certificate is affected hereby, and the terms of the Certificate of Designations not affected hereby shall continue in full force and effect as set forth in the Certificate of Designations.

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IN WITNESS WHEREOF, this Amendment No. 1 to the Certificate of Designations of Series J Preferred Stock has been executed by a duly authorized officer of this corporation on this 17th day of February 2023.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name:	Eric H. Baker
Title:	Chief Executive Officer

PUGNACIOUS ENDEAVORS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pugnacious Endeavors, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated July 23 2021, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreement, dated on or around July 29, 2021 (the “Purchase Agreement”), between the Corporation and the investor set forth on Schedule 1 thereto (the “Investor”), the Investor agreed to purchase $365,000,000 in aggregate liquidation preference of Series K Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 365,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series K Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be three hundred sixty five thousand (365,000).

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, (collectively with the Common Stock, the “Junior Securities”) except for any Parity Securities or Senior Securities issued in compliance with the terms hereof; (ii) on a parity with (a) the Corporation’s Series G Preferred Stock, par value $0.001 per share, the Corporation’s Series H Preferred Stock, par value $0.001 per share, the Corporation’s Series I Preferred Stock, par value $0.001 per share, and the Corporation’s Series J Preferred Stock, par value $0.001 per share (collectively, the “Existing Preferred Stock”), and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) Dividends may not be paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividends).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to 9.875%; provided that, in the event that the Corporation elects to declare and pay a Dividend on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), such rate per annum shall be equal to 9.375% with respect to such cash Dividend payment for the applicable Dividend Period preceding such Dividend Payment Date. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on September 30, 2021.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(c)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(c)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved].

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption.

(i) At any time on or after the Issue Date and prior to July 1, 2022, the Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date , plus the Make-Whole Amount.

(ii) On and after July 1, 2022, the Corporation may redeem outstanding shares of any series of Preferred Stock at any time, and from time to time, in whole or in part, for cash at the prices (expressed as percentages of the sum of (x) the outstanding Liquidation Preference plus (y) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date) indicated below, if redeemed during the applicable period indicated below:

Period	Percentage
On and after July 1, 2022 through, but excluding, July 1, 2023	105.00%
On and after July 1, 2023 through, but excluding, July 1, 2024	103.00%
On and after July 1, 2024 through, but excluding, July 1, 2025	101.00%
On and after July 1, 2025	100.00%

No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Prices set forth in Section 9(a)(i) or 9(a)(ii), as applicable, above corresponding to the timing of the occurrence of such Liquidation Event. If applicable law does not permit the Corporation to consummate the redemption described in this Section 9(b) in connection with a Liquidation Event, the Corporation shall not consummate such Liquidation Event unless at the closing thereof all then outstanding shares of Preferred Stock are purchased from the Holders (by an affiliate of the Corporation or a third party) for cash at the Redemption Prices set forth in Section 9(a)(i) or 9(a)(ii), as applicable (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 120.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by (x) email and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating:

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(d) [Reserved].

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock in writing in advance. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder (if such shares are certificated).

(f) [Reserved].

(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. [Reserved].

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) (a) at any time prior to an IPO, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least a majority of the voting power of the outstanding Voting Stock of the Corporation, and (b) at any time after an IPO, the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner;

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(iii) the occurrence of a Change of Control (or other similar term) under and as defined in the Credit Agreement.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, and Refinancing Amendment No. 2, dated as of July 26, 2021, each by among PUG LLC, as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means July 29, 2021.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Make-Whole Amount” means with respect to any share of Preferred Stock on any redemption date: the sum of the present values at such redemption date of (i) 5.00% of the sum of (x) Liquidation Preference thereon plus (y) accrued and unpaid Dividends thereon, through, but excluding, the applicable redemption date, plus (ii) 105.00% of the amount of Dividends that would accrue in respect of such share of Preferred Stock from the date of such redemption through, but excluding, July 1, 2022, discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days))) at the Treasury Rate determined with respect to such redemption date plus 50 basis points, and assuming for purposes hereof that (1) none of the Dividends referred to in this clause (ii) are paid in cash but are instead accrued, and (2) subject to the immediately preceding clause (1), the Dividend Rate for the period from the date of such redemption through, but excluding, July 1, 2022 is equal to the Dividend Rate in effect as of the date of such redemption.

(v) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(w) “Permitted Holders” means any of the Specified Investors.

(x) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(y) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(z) “Redemption Price” means the redemption price pursuant to Section 9 (expressed as a percentage of the sum of (x) the outstanding Liquidation Preference plus (y) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date).

(aa) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(bb) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(cc) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of Pugnacious Endeavors, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ff) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(gg) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(hh) “Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to July 1, 2022; provided, however, that if the period from the redemption date to July 1, 2022 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

(ii) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock (if such shares are certificated) shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON JULY 29, 2021 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 17 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of (i) any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property or (ii) the purchase by the Holders of such Preferred Stock for a price that is less than (or deemed to be less than) their initial Liquidation Preferences, and (b) except in respect of any declared but unpaid dividends, any redemption of Preferred Stock held by any Holder permitted under this Certificate of Designations shall be treated as a payment in exchange for stock pursuant to Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the applicable Holder does not actually or constructively own (as determined under Section 302(c) of the Code) any stock of the Corporation (other than Preferred Stock) immediately following such redemption. The Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in clauses (a) and (b) of the immediately preceding sentence, unless otherwise required by (x) a change in applicable law or interpretation of the law after the date hereof which is binding on taxpayers, (y) a change in applicable facts after the date hereof involving the terms of the Preferred Stock or the ownership of the Corporation (but (for the avoidance of doubt) limited, in the case of any change in ownership of the Corporation, to the impact, if any, that such change may have on the Section 302 analysis of a redemption of a Holder’s Preferred Stock), or (z) a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine whether clause (b) of the first sentence of this Section 19(f)(i) applies to such redemption, or, if such clause does not apply to such redemption, to determine whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Code or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 19(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 29th day of July, 2021.

PUGNACIOUS ENDEAVORS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated March 11, 2023, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreements, dated on or around March 15, 2021 (the “Purchase Agreement”), between the Corporation and the investors party thereto (such investors, the “Investors”), the Investors agreed to purchase $115,000,000 in aggregate liquidation preference of Series L Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, of 115,000 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series L Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 115,000.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided however that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is permitted pursuant to Section 7 or Section 9 or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, that is permitted pursuant to Section 7 and Section 9) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share and the Corporation’s Series K Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued in compliance with the terms hereof (including Section 7) and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on

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such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Sections 5 and 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to (i) 0.00% from the Issue Date to, but excluding, March 30, 2027 and (ii) 5.00% from March 30, 2027 and thereafter. The Dividend Rate also shall be subject to automatic increase as set forth in, and for the time period set forth in, Section 4(d). Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each: (i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on June 30, 2023.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible

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payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 19(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Issuance of Capital Stock. The authorization, creation, classification or reclassification, or increase in the number of authorized or issued shares or issuance of any Senior Securities by the Corporation (other than Senior Securities to the extent that an amount equal to the net proceeds of each such issuance is used to substantially concurrently redeem the then outstanding Preferred Stock in accordance with Section 9(a)).

(ii) Restricted Payments. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of Section 4(a), but fails to make such payment on such specific Dividend Payment Date, and so long as such failure is not cured or waived by the Required Holders, any of the following:

(A) the declaration or payment by the Corporation of any dividend or distribution on or in respect of the Corporation’s Capital Stock; or

(B) the purchase, repurchase, redemption or other acquisition or retirement for value by the Corporation of any Capital Stock of the Corporation or any direct or indirect parent of the Corporation (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance or other acquisition or retirement referred to in this clause (B) and the immediately preceding clause (A) are referred to herein as a “Restricted Payment”);

in the case of each of clauses (A) and (B), other than:

(1) any dividend or distribution that consists solely of Junior Securities, or any purchase, repurchase, redemption or other acquisition or retirement for value for consideration that consists solely of Junior Securities;

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(2) any dividend or distribution on or in respect of the Preferred Stock or Parity Securities, or any redemption of Parity Securities or Preferred Stock in accordance with Section 9;

(3) the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or any direct or indirect parent of the Corporation held by any future, present or former employee, officer, director, manager, consultant or independent contractor (or their respective Immediate Family Members, former spouses, successors, executors, administrators, estate, heirs, legatees or similar transferees or assigns or distributes of any of the foregoing) of the Corporation or any such direct or indirect parent of the Corporation;

(4) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation to pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(A) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “this Agreement”, “Loans”, “Restricted Subsidiaries”, “Restricted Subsidiary”, “Holdings” and “Parent Entity” were instead to this Certificate of Designations, Preferred Stock, Subsidiaries, Subsidiary, the Corporation and direct or indirect parent of the Corporation, respectively); and

(5) the declaration and payment of dividends or distributions by the Corporation to enable any direct or indirect parent of the Corporation pay or cause to be paid the payments referred to in, and permitted by, Section 7.06(b)(ix)(B) and (C) of the Credit Agreement (as in effect on the Issue Date) (on a consolidated basis as if references in such provision and related definitions to “Holdings” and “Parent Entity” were instead to the Corporation and direct or indirect parent of the Corporation, respectively);

provided, however, that the aggregate amount of payments made pursuant to clauses (3) and (4) shall not exceed $10,000,000 in any fiscal year.

(iii) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock.

(iv) [Reserved.]

(v) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith pursuant to a Mandatory Redemption pursuant to Section 9(b).

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(vi) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

(b) Any of the actions prohibited pursuant to this Section 7 shall be null and void ab initio and shall be of no force or effect.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Redemption and Repurchases.

(a) Optional Redemption. The Corporation may redeem outstanding shares of Preferred Stock at any time, and from time to time, in whole or in part, for cash at a price equal to 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable redemption date (the “Redemption Price”). No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository.

(b) Mandatory Redemption Upon Liquidation Event. Upon the occurrence of a Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock for cash at the Redemption Price (such mandatory redemption or purchase described in this Section 9(b), as applicable, a “Mandatory Redemption”).

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(c) Change of Control.

(i) The Corporation shall, in the event any definitive agreement with respect to a Change of Control is entered into by the Corporation or its Subsidiaries, make an offer in accordance with Section 9(c)(ii) (a “Change of Control Offer”), unless a third party makes a Change of Control Offer in accordance with Section 9(c)(ii) as described under Section 9(c)(vi), to each Holder to purchase all or any portion of such Holder’s Preferred Stock at an offer price in cash equal to 100.00% of the sum of (i) the outstanding Liquidation Preference plus (ii) accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable repurchase date (the “Applicable Change of Control Purchase Price”, and the payment thereof, a “Change of Control Payment”), in accordance with the procedures set forth in this Section 9(c). The right and obligation of the Corporation to consummate the Change of Control Offer shall be conditioned on the consummation of the transaction resulting in the Change of Control.

(ii) No less than five (5) but no more than thirty (30) days prior to the date of a Change of Control, the Corporation shall send by (x) email, and (y) first-class mail, postage prepaid, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, a notice describing in reasonable detail the transaction that will result in such Change of Control and stating: •

(A) that the Change of Control Offer is being made pursuant to this Section 9(c) and that all shares of Preferred Stock tendered will be accepted for payment;

(B) the Applicable Change of Control Purchase Price and the purchase date, which shall be the date on which the Change of Control is consummated (the “Change of Control Payment Date”);

(C) that any shares of Preferred Stock not tendered will continue to accumulate Dividends;

(D) that, unless the Corporation defaults in the payment of the Applicable Change of Control Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate Dividends after the Change of Control Payment Date;

(E) that the Holders electing to have their shares of Preferred Stock purchased pursuant to a Change of Control Offer shall be required to surrender their certificate or certificates representing the shares of Preferred Stock (if such shares are certificated) to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to 12:00 noon New York City time on the Change of Control Payment Date;

(F) that the Holders will be entitled to withdraw their election if the Corporation or its designated representative for such purpose receives, not later than 12:00 noon New York City time not less than two (2) Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder and a statement that such Holder is withdrawing its election to have the shares of Preferred Stock purchased; and

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(G) that the Holders whose shares of Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Preferred Stock (if such shares are certificated) equal to the unpurchased portion of the certificates surrendered (if any).

(iii) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly wire to the Holders of shares so accepted the Applicable Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate (if any) and execute a new certificate representing that number of shares of Preferred Stock (if such shares are certificated) equal to any unpurchased shares represented by a certificate surrendered (if any). Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer (whether or not the Corporation is then permitted to make such a payment), Dividends shall cease to accumulate with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

(iv) If applicable law does not permit the Corporation to consummate the repurchase described in this Section 9(c) in connection with a Change of Control, the Corporation shall not consummate such Change of Control unless at the closing thereof all then outstanding shares of Preferred Stock validly tendered pursuant to the Change of Control Offer are purchased from the applicable Holders (by an affiliate of the Corporation or a third party) for cash at the Applicable Change of Control Purchase Price.

(v) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Certificate, the Corporation shall not be deemed to have breached its obligations described in this Certificate by virtue of compliance therewith. The Corporation may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(vi) The Corporation will not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9(c) and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(d) [Reserved.]

(e) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a) or (b), at least three (3) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall

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state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(f) [Reserved.]

(g) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if

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the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. Book End. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

Section 12. Transfer Restrictions. Any Holder wishing to transfer any shares of Preferred Stock owned by such Holder (such Holder, a “Transferring Holder”) shall consult with the Corporation prior to having any communications with any other Holder or any prospective holder regarding the transfer of Preferred Stock owned by the Transferring Holder; provided however that (i) the consent of the Corporation shall be required in connection with any transfer of shares of Preferred Stock to a Disqualified Investor and (ii) prior to the date that is ninety-one (91) days after the Issue Date, unless an Other Financing Event of Default has occurred, the Holders shall not transfer any shares of Preferred Stock (other than transfers to any other Holder, any Affiliate or any Related Fund of a Holder).

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other Credit Agreement as is then in effect, or if no Credit Agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9(b).

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Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

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(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Competitor” means any person or entity engaged anywhere in the world in the business of providing ticketing or ticketing exchange services and identified in writing to the Holders by the Corporation from time to time, the initial list of which shall be set forth on Schedule 3 to the Purchase Agreement (and affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names or that are identified to us from time to time in writing by you (other than bona fide investors or funds)).

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, and Refinancing Amendment No. 2 to Credit Agreement,

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dated as of July 26, 2021, among StubHub Holdco Sub LLC (flkla PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “DGCL” means the Delaware General Corporation Law.

(k) “Disqualified Investor” means (i) such banks, financial institutions or other Persons separately identified in writing by the Corporation to the Holders prior to the Issue Date and set forth on Schedule 2 to the Purchase Agreement (or to any affiliates of such entities that are readily identifiable as affiliates solely on the basis of their names) or (ii) any Competitor of the Corporation or any of its Subsidiaries; provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following receipt by Holders; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold Preferred Stock prior to the receipt of such notice.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding Preferred Stock as they appear in the records of the Corporation.

(p) “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law (including adoptive relationships), and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

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(q) “IPO” means any transaction or series of transactions that results in any common equity interests of the Corporation or any direct or indirect parent of the Corporation being publicly traded on any United States national securities exchange, or any analogous exchange in the United States, Canada, the United Kingdom, Hong Kong or any country of the European Union.

(r) “Issue Date” means March 30, 2023.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents to the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of liquidation preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions). The initial Liquidation Preference of a share of Preferred Stock issued on the Issue Date shall be $1,000.

(u) “Other Financing Event of Default” means any “event of default” (or similar term) under the Credit Agreement or any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, in each case as amended or otherwise modified or replaced from time to time (whether or not with the original trustee or another trustee or other banks or institutions and whether provided under the original indenture or agreement or one or more other agreements, indentures, or otherwise).

(v) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

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(w) “Pro Rata Share” means, as of any date of determination, with respect to any Holder, such Holder’s proportionate share of the aggregate Liquidation Preference of the then issued and outstanding Preferred Stock. The term “Pro Rata Basis” shall have a correlative meaning.

(x) “Redemption Price” shall have the meaning set forth in Section 9(a).

(y) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(z) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding Preferred Stock.

(aa) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(dd) “Stock Equivalents” means any (a) warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

(ee) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(ff) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

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Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON MARCH 30, 2023 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 18 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

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Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one business day after a writing is delivered to a national overnight courier service or (c) three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that (a) the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. To the greatest extent permitted by applicable law, the Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, (a) the Corporation and the Holders shall reasonably cooperate in good faith to determine the reporting of such redemption for applicable tax purposes, including whether to report such redemption as a payment in exchange

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for stock pursuant to Section 302(a) of the Internal Revfenue Code of 1986, as amended (the “Code”), or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting, and (b) the Corporation shall use reasonable efforts to cooperate with the Holder of such Preferred Stock to cause such redemption to be treated as a sale or exchange for U.S. federal income tax purposes (which cooperation may include assisting in facilitating the sale of shares of Common Stock in a private secondary transaction to a person reasonably acceptable to the Corporation).

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the

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year in which the applicable payment is made. Subject to Section 19(a)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or 9, shall be made in Dollars.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 30th day of March, 2023.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer

[Signature Page to Certificate of Designation]

STUBHUB HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

OF

THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,

OPTIONAL AND OTHER SPECIAL RIGHTS,

AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF,

OF

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

StubHub Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board”), by unanimous written consent dated June 18, 2024, duly approved and adopted the following resolution:

WHEREAS, on the terms and subject to the conditions set forth in the purchase agreements, dated on or around June 18, 2024 (the “Purchase Agreement”), between the Corporation and the investors party thereto (such investors, the “Investors”), the Investors agreed to purchase $24,025,000 in aggregate Initial Liquidation Preference of Series M Preferred Stock (as defined below).

RESOLVED, that, pursuant to the authority vested in the Board by the Corporation’s certificate of incorporation, the Board does hereby create, authorize and provide for the issuance, out of the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, 24,025 shares of a new series of Preferred Stock with the designation set forth in Section 1 below, and there is hereby stated and fixed the number of shares constituting each such series and the powers, preferences and rights, and qualifications, limitations and restrictions, of each such series as follows:

Section 1. Designations. Such series of Preferred Stock referred to in the immediately preceding paragraph shall be designated as shares of “Series M Preferred Stock,” par value $0.001 per share, of the Corporation (the “Preferred Stock”), and the number of shares constituting such series shall be 24,025.

Section 2. Ranking. The Preferred Stock ranks, (x) with respect to the payment of dividends and distributions on, and the purchase, repurchase or any redemption of, any Capital Stock (provided, however, that nothing in this Section 2 shall prohibit the Corporation from paying a dividend or distribution, or making a purchase, repurchase or redemption, that is not prohibited hereunder or require the Corporation to pay cash Dividends on the Preferred Stock currently instead of allowing Dividends to accrue, as permitted under Section 4(a), or to make any such purchase, repurchase or redemption, other than as otherwise expressly set forth herein) and (y) in the liquidation, dissolution or winding up, and upon any distribution of the assets of, the

Corporation: (i) senior to the Common Stock and each other existing or future class or series of Capital Stock of the Corporation, except for any Parity Securities or Senior Securities issued in compliance with the terms hereof (collectively, with the Common Stock, the “Junior Securities”); (ii) on a parity with (a) the Corporation’s Series I Preferred Stock, par value $0.001 per share, the Corporation’s Series J Preferred Stock, par value $0.001 per share, the Corporation’s Series K Preferred Stock, par value $0.001 per share and the Corporation’s Series L Preferred Stock, par value $0.001 per share (together, the “Existing Preferred Stock”) and (b) each other class or series of Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank on a parity with the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively with the Existing Preferred Stock, the “Parity Securities”); and (iii) junior to each other class or series of preferred stock or any other Capital Stock of the Corporation hereafter issued and the terms of which expressly provide that it will rank senior to the Preferred Stock with respect to payment of any dividends and distributions, such purchase, repurchase or redemption and in any such liquidation, dissolution or winding up, and upon any such distribution of the assets of, the Corporation (collectively, the “Senior Securities”).

Section 3. Maturity. The Preferred Stock has no stated maturity. Shares of Preferred Stock will remain outstanding indefinitely until redeemed in accordance with the terms of this Certificate of Designations or otherwise repurchased by the Corporation. The Corporation shall not be required to set aside funds to redeem or repurchase the Preferred Stock.

Section 4. Dividends.

(a) Cumulative Cash Dividends. Dividends (“Dividends”) on the outstanding shares of Preferred Stock shall accrue at the Dividend Rate set forth in Section 4(b) below on the sum of (x) the outstanding Liquidation Preference and (y) the aggregate accrued and unpaid Dividends on such share of Preferred Stock immediately after the preceding Dividend Payment Date and shall, on each Dividend Payment Date, at the election of the Corporation, be payable in cash only when, as and if declared by the Board out of legally available funds for such purpose. Dividends shall accrue on a daily basis on each outstanding share of the Preferred Stock following the date of issuance of such share of Preferred Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, (i) no Dividends may be declared and paid in securities or otherwise “in kind”, and (ii) Dividends will be cumulative and will accrue as set forth herein regardless of whether such Dividends have been declared by the Board and whether or not there are any funds legally available for the payment thereof. To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), such Dividends shall be paid solely in cash and shall be paid by wire transfer in immediately available funds to the account(s) designated by each Holder in writing given to the Corporation at least five (5) days prior to the Dividend Payment Date.

To the extent the Corporation elects to declare and pay any Dividends in cash on a specific Dividend Payment Date pursuant to the first sentence of this Section 4(a), the Corporation shall, at least ten (10) days prior to such Dividend Payment Date, deliver to each Holder a written notice (a “Cash Dividend Notice”) specifying (i) the amount of Dividends to be paid to such Holder on such Dividend Payment Date, and (ii) the number of shares of Preferred Stock held by such Holder

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and the cumulative amount of Dividends that will remain accrued and unpaid in respect thereof immediately after giving effect to the payment of Dividends on such Dividend Payment Date. For the avoidance of doubt, (i) if the Holders are not so notified, the Corporation may not declare and pay any Dividends on such Dividend Payment Date and (ii) the Corporation may not declare and pay any Dividends in cash for any prior Dividend Period (except in connection with any redemption or repurchase for cash at the redemption or repurchase prices calculated as contemplated in Section 5 and Section 9 hereof which redemption or repurchase prices shall take into account any such previously accrued and unpaid Dividend).

All Dividends paid in respect of shares of Preferred Stock pursuant to this Section 4(a) shall be paid on a Pro Rata Basis to the Holders entitled thereto. For the avoidance of doubt, it is understood that no dividend shall be paid through the issuance of additional shares of Preferred Stock.

(b) Dividend Rate. “Dividend Rate” shall mean a rate per annum equal to 15.00%. Dividends shall be computed on the basis of a 360-day year consisting of twelve 30-day months (and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed thirty (30) days)).

(c) Dividend Payment Date. A “Dividend Payment Date” shall mean each January 1, April 1, July 1 and October 1. A “Dividend Period” shall mean each:(i) January 1 through and including March 31; (ii) April 1 through and including June 30; (iii) July 1 through and including September 30; and (iv) October 1 through and including December 31; provided that the initial Dividend Period shall commence on the Issue Date and end on July 1, 2024.

(d) Dividend Rate Increase. Upon the occurrence and during the continuation of any Event of Default, the Dividend Rate shall automatically increase by 2.00% per annum until such Event of Default is cured or waived by the Required Holders or all affected Holders, as applicable; provided, however, that in no event shall the Dividend Rate increase by more than 2.00% per annum for more than one Event of Default at any given time.

Section 5. Liquidation Event. Upon the occurrence of a Liquidation Event, each share of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to the Corporation’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities by reason of their ownership thereof, an amount per share of Preferred Stock in cash in immediately available funds equal to the Redemption Price payable at the time of such Liquidation Event pursuant to Section 9(b). If upon any such Liquidation Event, the assets of the Corporation legally available for distribution to the Corporation’s stockholders are insufficient to pay the Holders the full amount of such Redemption Price for each outstanding share of Preferred Stock and the full amount (if any) to which the holders of any Parity Securities are entitled, the Holders and the holders of such Parity Securities, as applicable, will share ratably in any such distribution of the assets of the Corporation in proportion to the full respective amounts (if any) to which they are entitled with respect to their shares of Preferred Stock and Parity Securities upon such Liquidation Event. After indefeasible payment to the Holders of the full amount of such Redemption Price to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Corporation. No holder of Junior Securities shall receive any cash or other consideration upon a Liquidation Event by

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reason of their ownership thereof unless the full amount of such Redemption Price to which Holders are entitled in respect of all outstanding shares of Preferred Stock and any amounts to which any holders of Parity Securities are entitled upon such Liquidation Event have been paid in full in cash in immediately available funds.

Section 6. Voting Rights. Subject to the express provisions of this Certificate of Designations, except to the extent required by the DGCL, the Preferred Stock shall not have any voting rights.

Section 7. Protective Provisions.

(a) For so long as any Preferred Stock is outstanding, the prior affirmative vote or written consent of the Required Holders (subject to Section 18(g)) shall be required for the following (and the Corporation shall not effect or permit any Subsidiary (to the extent the restriction applies to such Subsidiary) to effect any of the following unless such consent has been obtained):

(i) Amendments. Amendment or other alteration (including by merger or consolidation or otherwise) of the Corporation’s certificate of incorporation or bylaws or this Certificate of Designations that adversely affects the rights or privileges of the Preferred Stock, including without limitation any such amendment or alteration that (A) adversely affects the preferential ranking of the Preferred Stock, or (B) adversely affects the powers, preferences or special rights of the Preferred Stock;

(ii) Certain Transactions. Voluntary liquidation, dissolution or winding up, unless the Preferred Stock is redeemed in full in connection therewith in accordance with Section 9; and

(iii) Other Actions. Any action for which a separate vote of the Preferred Stock is required by applicable law.

Section 8. Events of Default; Remedies.

(a) Promptly, but in any event within ten (10) Business Days, after any officer of the Corporation or any of its Subsidiaries becomes aware of the existence of any Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Event of Default, the Corporation shall deliver a written notice thereof to the Holders specifying the nature and existence thereof and what action the Corporation is taking or proposes to take with respect thereto.

(b) The various provisions set forth herein are for the benefit of the Holders and shall be enforceable by such Holders, including by one or more actions for specific performance. The Corporation acknowledges that the subject matter of this Certificate of Designations is unique and that the Holders would be damaged irreparably in the event that any of the provisions of this Certificate of Designations are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, the Corporation agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations

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and to enforce specifically the terms and provisions of this Certificate of Designations in addition to any other remedies to which they may be entitled, at law or in equity. The Corporation waives any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Certificate of Designations. All remedies available under this Certificate of Designations, at law, in equity or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of the Preferred Stock of a particular remedy shall not preclude the exercise of any other remedy.

Section 9. Conversion, Redemption and Repurchases.

(a) Optional Redemption. At any time, and from time to time, prior to the consummation of a Qualified IPO, the Corporation may redeem outstanding shares of Preferred Stock in whole or in part, for cash at a price equal to the Redemption Price. No individual (single) share of Preferred Stock may be partially redeemed to the extent not permitted by applicable law or, if the Preferred Stock is held through the facilities of The Depository Trust Company or another securities depository, by the applicable procedures of such depository. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(b) Mandatory Redemption Upon Liquidation Event. Upon the earlier of (i) the Mandatory Redemption Date or (ii) the occurrence of a Liquidation Event, to the extent any share of Preferred Stock is outstanding, then, in case of clause (i), on the Mandatory Redemption Date, and in the case of clause (ii), at the time of such Liquidation Event, the Corporation shall redeem all then outstanding shares of Preferred Stock in full for cash at the Redemption Price (the “Mandatory Redemption”). Upon payment of the aggregate Redemption Price on the Mandatory Redemption Date, all rights of the Investors with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(c) Mandatory Redemption Upon a Change of Control.

(i) Upon the occurrence of a Change of Control, the Corporation shall redeem all of the then outstanding shares of Preferred Stock for cash at the Redemption Price. The Corporation shall provide notice of any Change of Control not less than two (2) but no more than thirty (30) days prior to the date of a Change of Control, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable. Upon payment of the aggregate Redemption Price on the applicable redemption date, all rights of the Holders with respect to the shares of Preferred Stock called for redemption, including the conversion rights set forth herein, shall terminate.

(d) Notice of Redemption. The Corporation shall provide notice of any redemption pursuant to Section 9(a), (b), or (c) at least two (2) days but not more than sixty (60) days prior to the redemption date, to each Holder of record of shares of Preferred Stock to be redeemed at such Holder’s address appearing on the stock register of the Corporation. Each such notice shall state (i) the date fixed for such redemption, (ii) the place or places where certificates for the shares of Preferred Stock (if such shares are certificated) called for redemption are to be

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surrendered for payment, (iii) the Redemption Price, (iv) that unless the Corporation defaults in making the redemption payment, Dividends on the shares of Preferred Stock called for redemption shall cease to accrue on and after the redemption date, (v) that if fewer than all of the shares of Preferred Stock owned by such Holder are then to be redeemed, the number of shares or aggregate Liquidation Preference of which are to be redeemed, and (vi) if such notice of redemption is subject to one or more conditions, a description of such conditions.

If the notice of redemption shall have been so given and if prior to the date of redemption specified in such notice all funds necessary to pay the aggregate Redemption Price for such redemption shall have been irrevocably deposited in trust, for the account of the Holders of the shares of Preferred Stock to be redeemed, with a bank, trustee or trust company named in such notice doing business in New York, New York, and having capital and surplus of at least $500,000,000, then, without awaiting the redemption date, all shares of Preferred Stock with respect to which such notice shall have been so given and such deposit shall have been so made thereupon shall, notwithstanding that any certificate for shares of Preferred Stock (if such shares are certificated) shall not have been surrendered for cancellation, be deemed no longer to be outstanding, and all rights with respect to such shares of Preferred Stock forthwith upon such deposit in trust shall cease and terminate, except for the right of the Holders thereof on or after the redemption date to receive out of such deposit the applicable Redemption Price, without interest. If the Holders of any shares of Preferred Stock which have been called for redemption shall not within two (2) years (or any longer period required by law) after the applicable redemption date claim any amount so deposited in trust for the redemption of such shares, then such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it and thereupon shall be relieved of all responsibility in respect thereof; and thereafter the Holders of such shares shall, subject to applicable unclaimed property laws, look only to the Corporation for payment of the Redemption Price for such shares, without interest. Upon surrender, in accordance with such notice, of the certificates for any shares of Preferred Stock so redeemed (if such shares are certificated), the applicable Redemption Price shall be paid in cash by wire transfer of immediately available funds to an account or accounts designated by such Holder of Preferred Stock. In the event that less than all of the shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be promptly issued to the Holder thereof without cost to such Holder.

(e) Mandatory Conversion.

(i) Mandatory Conversion Date. Each share of Preferred Stock outstanding on the Mandatory Conversion Date shall automatically convert (the “Mandatory Conversion”) on the Mandatory Conversion Date into a number of IPO Shares and cash in lieu of fractional shares as determined pursuant to Sections 9(e)(ii) and 9(e)(iii) hereof (the “Conversion Consideration”). The Corporation shall provide notice of a Mandatory Conversion not less than two (2) but no more than thirty (30) days prior to the date of a Mandatory Conversion, to each Holder of Preferred Stock, at the address appearing in the register maintained by the Corporation or the transfer agent for the Preferred Stock, as applicable.

(ii) Settlement upon Conversion. On the Mandatory Conversion Date, each share of Preferred Stock will be cancelled and converted into a number of IPO Shares equal to the quotient obtained by dividing (i) the then outstanding Liquidation Preference plus accrued and unpaid Dividends on such shares of Preferred Stock through, but excluding the Mandatory Conversion Date by (ii) the Conversion Price.

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(iii) Payment of Cash in Lieu of any Fractional Share of IPO Shares. In lieu of delivering any fractional IPO Share otherwise due upon conversion of any Preferred Stock pursuant to Section 9(e)(ii) hereof, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, deliver cash in lieu of such fractional share.

(iv) Delivery of Conversion Consideration. The Corporation will deliver or pay, as applicable, the Conversion Consideration on or before the applicable Mandatory Conversion Date.

(f) Corporation Efforts. The Corporation shall take such actions as are necessary or appropriate to give effect to the provisions of this Section 9, including in the event that the Corporation is not permitted by the DGCL or other applicable law to redeem or is otherwise unable to redeem the shares of the Preferred Stock in connection with any Liquidation Event or Change of Control, taking any action necessary or appropriate to remove promptly (or refraining from taking any action that would give rise to) any impediments to its ability to redeem the shares of the Preferred Stock required to be so repaid, including (i) to the extent permitted by the DGCL or other applicable law, reducing the stated capital of the Corporation or revaluing the assets of the Corporation to their fair market values under Section 154 of the DGCL if such revaluation would create surplus sufficient to make all or any portion of such redemption and (ii) if the Corporation has sufficient surplus but insufficient cash to effect such redemption, borrowing the cash necessary to make such redemption. In the event of any Change of Control in which the Corporation is not the continuing or surviving corporation or entity, proper provision shall be made so that such continuing or surviving corporation or entity shall agree to carry out and observe the obligations of the Corporation hereunder.

Section 10. Book Entry. The Preferred Stock shall be registered on the books and records of the Corporation.

Section 11. Written Consent. Any action as to which a class vote of the Holders is required pursuant to the terms of this Certificate of Designations or the DGCL may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. The Corporation will provide to each Holder a copy of or notice of each such proposed written consent not less than five (5) Business Days prior to the proposed date of effectiveness of such written consent (or will provide such copy or notice a shorter period in advance as is practicable if five (5) Business Days’ notice is not practicable), and promptly following the effectiveness of any action taken by written consent, will give written notice of such action to each Holder; provided, however, that failure to give any notice as required by this sentence shall not impair or affect the validity of such consent or action.

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Section 12. Transfer Restrictions. No Holder may Transfer any share of Preferred Stock without the prior written consent of the Corporation, except to any Affiliate or Related Fund of such Holder.

Section 13. Information Rights. The Corporation will provide to each Holder for so long as such Holder continues to hold any shares of Preferred Stock all financial statements provided to the Public Lenders (as defined in the Credit Agreement as in effect on the Issue Date) under the Credit Agreement (or if no loans under the Credit Agreement are then outstanding, such financial statements provided to the Public Lenders under such other credit agreement as is then in effect, or if no credit agreement is then in effect, such financial statements as were provided to the Public Lenders under the Credit Agreement as of the Issue Date).

Section 14. No Conversion or Exchange Rights. The Holders shall not have any right to convert any shares of Preferred Stock into, or to exchange any shares of the Preferred Stock for, any other class or series of Capital Stock or obligations of the Corporation or any Subsidiary of the Corporation, and the Holders shall not have the right to require the Corporation to repurchase, redeem or otherwise acquire the Preferred Stock except as set forth in Section 9.

Section 15. Additional Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “Affiliate” means, of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, with respect to any Holder, the term “Affiliate” shall not include any portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers (if any) or the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

(c) “Business Day” means any day except a Saturday, Sunday or legal holiday in the State of New York.

(d) “Capital Stock” means: (a) in the case of a corporation, corporate stock, and (b) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and including any debt securities convertible into or warrants, options or rights to acquire Capital Stock, whether or not such debt securities, warrants, options or rights include any right of participation with Capital Stock.

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(e) “Certificate of Designations” means this certificate of designations for the Preferred Stock, as such shall be amended, amended and restated or otherwise modified from time to time.

(f) “Change of Control” means the earlier to occur of:

(i) any “person” (as such terms is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Specified Investors or any direct or indirect parent of the Corporation, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Corporation; provided that (x) so long as the Corporation is a Subsidiary of any direct or indirect parent of the Corporation, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Corporation unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such direct or indirect parent of the Corporation (other than a direct or indirect parent of the Corporation that is a Subsidiary of another direct or indirect parent of the Corporation) and (y) any Voting Stock of which any Specified Investor is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner; or

(ii) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to a Person (other than the Corporation or any of its Subsidiaries or one or more Specified Investors).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Corporation becoming a direct or indirect wholly owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Corporation immediately prior to that transaction (and such holders of the Voting Stock of the Corporation immediately prior to such transaction would not have otherwise caused a Change of Control) or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Specified Investors, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Specified Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

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(g) “Common Stock” means the shares of common stock, par value $0.001 per share, of the Corporation.

(h) “Conversion Price” means (i) in the event that the Qualified IPO occurs by way of a direct listing, the Daily VWAP for the first (1st) Trading Day following the Qualified IPO, (ii) in the event that the Qualified IPO occurs by way of an underwritten public offering, the price to the public per IPO Share reflected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act with respect to such underwritten public offering and (iii) in the event that the Qualified IPO occurs by way of a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company, the fair market value of each share of Common Stock as part of such transaction; provided that, to the extent that the Conversion Consideration received by any Investor is less than such Investor’s MOIC Return, calculated assuming that the IPO Shares received as Conversion Consideration are immediately resold at the Conversion Price (without giving effect to this proviso), the Conversion Price shall be adjusted such that the total Conversion Consideration received by such Investor shall be equal to the MOIC Return, calculated assuming that the IPO Shares received as Conversion Consideration based on such adjusted Conversion Price are immediately resold at such adjusted Conversion Price.

(i) “Credit Agreement” means (i) the Credit Agreement, dated as of February 13, 2020, as amended by that certain Incremental Facility Amendment No. 1 to Credit Agreement, dated as of August 24, 2020, Refinancing Amendment No. 2 to Credit Agreement, dated as of July 26, 2021, Amendment No. 3 to Credit Agreement, dated as of March 13, 2023, and Amendment No. 4 to Credit Agreement, dated as of March 15, 2024, among StubHub Holdco Sub LLC (f/k/a PUG LLC), as the borrower, the Corporation, as holdings, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) any other debt facilities, indentures or other arrangements with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes or other indebtedness, that restates or replaces any of the foregoing, in each case as further amended or otherwise modified or replaced from time to time (whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original facilities or credit agreements or one or more other facilities credit agreements or other agreements, indentures, financing agreements or otherwise).

(j) “Daily VWAP” means the consolidated volume-weighted average price per IPO Share as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such IPO Shares (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one IPO Share on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

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(k) “DGCL” means the Delaware General Corporation Law.

(l) “Dollar” and “$” means lawful money of the United States.

(m) “Event of Default” means the failure by the Corporation to (i) pay accrued and unpaid Dividends in cash within five (5) Business Days after a Dividend Payment Date if the Corporation has delivered a Cash Dividend Notice pursuant to the second paragraph of Section 4(a), (ii) make any other payment to the Holders pursuant to this Certificate of Designations within five (5) Business Days after the same becomes due, (iii) comply with Section 8(a) or (iv) comply with any of the other provisions of this Certificate of Designations, provided that in the case of this clause (iv), such failure continues for thirty (30) days after receipt by the Corporation of a written notice thereof by the Required Holders, whether or not such payment or compliance is at such time permitted by the DGCL or the terms of other instruments or agreements to which the Corporation is a party or otherwise subject or otherwise.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Holders” means the holders of outstanding shares of Preferred Stock as they appear in the records of the Corporation.

(p) “Initial Liquidation Preference” means $1,000, the price per share of Preferred Stock issued on the Issue Date.

(q) “IPO Shares” means the common stock of the Corporation listed on a principal U.S. national or regional securities exchange in connection with a Qualified IPO.

(r) “Issue Date” means June 18, 2024.

(s) “Liquidation Event” means:

(i) the Corporation (x) voluntarily commences any proceeding, or consents the entry of an order for relief against it in an involuntary proceeding, under domestic or foreign bankruptcy law seeking to adjudicate it as bankrupt or insolvent, (y) makes a general assignment for the benefit of its creditors, or (z) consents to a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(ii) a court of competent jurisdiction (x) enters an order or decree under any domestic or foreign bankruptcy law that is for relief against the Corporation in an involuntary case, (y) appoints a receiver, trustee, custodian or similar agent being appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the Corporation’s property or business or (z) orders the liquidation of the Corporation, and in the case of each of clauses (x), (y) and (z), the order or decree remains unstayed and in effect for 60 consecutive days; or

(iii) the Corporation otherwise liquidates, dissolves or winds up all or substantially all of its affairs.

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(t) “Liquidation Preference” means, with respect to a share of Preferred Stock, as of any time of determination, the outstanding amount of Initial Liquidation Preference for such share of Preferred Stock (as such liquidation preference may be adjusted for any stock splits, reverse splits or similar transactions).

(u) “Mandatory Conversion Date” means the date that is 180 days after the closing of a Qualified IPO.

(v) “Mandatory Redemption Date” means the date that is the 10th anniversary of the Issue Date.

(w) “MOIC Return” means with, respect to any share of Preferred Stock, an aggregate amount equal to the Initial Liquidation Preference multiplied by 1.10.

(x) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any other entity.

(y) “Qualified IPO” means (i) a transaction pursuant to which the common stock of the Corporation or any direct or indirect parent of the Corporation is listed on a principal U.S. national or regional securities exchange or (ii) a merger or similar transaction between the Corporation or a direct or indirect parent of the Corporation and a special purpose acquisition company that is prior to, and immediately following, such transaction listed on a principal U.S. national or regional securities exchange.

(z) “Redemption Price” means 100% of the outstanding Liquidation Preference plus accrued and unpaid Dividends on the shares of Preferred Stock redeemed, through, but excluding, the applicable date of redemption.

(aa) “Related Fund” means, with respect to any Person, investment vehicles, Affiliates, funds, investors, entities or accounts that are managed, sponsored, administered or advised by such Person.

(bb) “Required Holders” means Holders of more than 50% of the Liquidation Preference of the then issued and outstanding shares of Preferred Stock.

(cc) “SEC” means the United States Securities and Exchange Commission and any successor organization.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Specified Investors” means, (i) individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case, managed or advised by the Corporation, the Madrone Partners, LP, Madrone Opportunity Fund, LP, Shimoda Holdings LLC, Bessemer Ventures Partners Century Fund Institutional L.P., Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners VS, L.P., Declaration Capital LLC, WestCap Management, LLC and any other equityholder of StubHub Holdings, Inc. existing on the

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Issue Date or any of their respective Affiliates or successors, but not including, however, any portfolio operating companies of any of the foregoing, and (ii) the members of management of the Corporation (or any direct or indirect parent of the Corporation) or its Subsidiaries who are holders of Capital Stock of the Corporation or of any direct or indirect parent of the Corporation on the Issue Date.

(ff) “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding Voting Stock or other ownership interests.

(gg) “Trading Day” means any day on which trading in the IPO Shares generally occurs on the principal U.S. national or regional securities exchange on which the IPO Shares are then listed.

(hh) “Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Preferred Stock; provided, however, that a Transfer shall not include the redemption, repurchase or other acquisition of shares of Preferred Stock by the Corporation.

(ii) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

Section 16. Share Certificates; Legends.

(a) If any certificates representing shares of Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen or destroyed certificate, a new certificate of like tenor and representing an equivalent number of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity by the Holder thereof, if requested, reasonably satisfactory to the Corporation.

(b) Each certificate representing shares of Preferred Stock (if any) shall contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF THE CERTIFICATE

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OF DESIGNATIONS AND (B)(1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B)(2), PROVIDED THAT THE CORPORATION, IF IT SO REQUESTS, RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN IS SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY FILED BY THE CORPORATION ON JUNE 18, 2024 (AS AMENDED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME).

If any shares of Preferred Stock are not represented by certificates, an appropriate notation shall be made in book entry in the share registry with respect to such shares to make appropriate reference to such restrictions.

Section 17. Restrictions on Hedging. The Holders will not be permitted to engage, directly or indirectly, in any short sales or other derivative or hedging transactions with respect to the Corporation’s securities or loans (or any securities or loans of any Subsidiary of the Corporation); provided that the foregoing shall not restrict the ability of the Holders to engage in hedging activity in the ordinary course of business of broker-dealers or their Affiliates; provided further that such activity is unrelated to and not intended to hedge the Holders’ exposure to the Preferred Stock. For the avoidance of doubt, this Section 17 shall only restrict such transactions with respect to securities and loans of the Corporation and its Subsidiaries and not of any other company.

Section 18. Miscellaneous. For purposes of this Certificate of Designations, the following provisions shall apply:

(a) Status of Cancelled Shares. Shares of Preferred Stock which have been redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock of the Corporation.

(b) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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(c) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or given by machine-confirmed facsimile or by email, (b) one Business Day after a writing is delivered to a national overnight courier service or (c) three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, in each case, addressed as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

(e) Interpretation. When a reference is made in this Certificate of Designations to Sections, paragraphs, clauses or similar subdivisions, such reference shall be to a Section, paragraph, clause or subdivision to or of this Certificate of Designations unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(f) Certain Tax Matters.

(i) Tax Treatment. The Corporation and the Holders intend to take the position that the Holders will not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Preferred Stock on account of any accrued and unpaid dividends unless and until such dividends are declared and paid in cash or property. To the greatest extent permitted by applicable law, the Corporation and the Holders agree not to take any position on a tax return or information return or for any other tax purpose (including in a tax contest) inconsistent with the treatment described in the immediately preceding sentence, unless otherwise required by a final determination with respect to a tax audit, contest or similar proceeding. In connection with any redemption of Preferred Stock, the Corporation and the Holders shall reasonably cooperate in good faith to determine the reporting of such redemption for applicable tax purposes, including whether to report such redemption as a payment in exchange for stock pursuant to Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or as a distribution of property to which Section 301 of the Code applies, and (i) each Holder shall provide such information as may be reasonably requested by the Corporation in connection with the foregoing, and (ii) prior to reporting any redemption as a distribution of property to a Holder to which Section 301 of the Code applies, the Corporation shall reasonably consult with its tax advisers and shall make such tax advisers available to such Holder and its tax advisers to discuss such reporting.

(ii) Withholding. All payments, Dividends and distributions on the Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, and timely paid to the applicable tax authority shall be treated as received by the Holders in respect of which such amounts were withheld. The Corporation shall have the right to take reasonable measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control; provided that, for the avoidance of doubt, no Holder shall have any obligation to transfer

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cash or other property not in the custody or control of the Corporation to satisfy any such withholding requirements. On the date that any Person becomes a Holder, and at such times as the Corporation may reasonably request thereafter, each Holder shall deliver to the Corporation a properly completed and duly executed IRS Form W-9 or IRS Form W-8, as applicable.

(iii) Tax Characterization of Preferred Stock. The Preferred Stock shall be treated as equity for U.S. federal and applicable state and local income tax purposes, and the Holders and the Corporation shall not take any position inconsistent with such treatment on any U.S. federal or applicable state or local income tax return or for any other tax purpose, unless otherwise required by a change in law after the date hereof or the good faith resolution of a tax audit.

(iv) FIRPTA. If, at any time during which any Preferred Stock remains outstanding, the Corporation reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Corporation shall use commercially reasonable efforts to notify each Holder in writing of such expected change in tax status before such change in tax status occurs.

(v) Distributions. If the Corporation makes any cash distribution to Holders with respect to their Preferred Stock or if there is any deemed distribution by the Corporation to Holders with respect to their Preferred Stock for U.S. federal income tax purposes, the Corporation shall use commercially reasonable efforts to provide such Holders, no later than 30 days after the date of such cash or deemed distribution, with a reasonable estimate of the portion of such distribution that will be reported as a dividend for U.S. federal income tax purposes; provided that if such estimate is not available at such time, the Corporation shall use commercially reasonable efforts to provide such estimate as soon as reasonably practicable and, in all events, no later than the earliest time prescribed by applicable law for reporting such dividend with respect to any Holder, which, for the avoidance of doubt, shall be no earlier than January 31 following the year in which the applicable payment is made. Subject to Section 18(f)(i) above, if the Corporation determines that there is a deemed distribution that may be taxable to Holders as a dividend for U.S. federal income tax purposes, the Corporation shall notify the Holders promptly after making such determination.

(g) Amendment. No provision of this Certificate of Designations may be amended, including pursuant to or as a result of a merger, consolidation or business combination, except in a written instrument signed by the Corporation and the Required Holders. Any of the rights of the Holders set forth herein may be waived by a vote or written consent of the Required Holders. Notwithstanding the foregoing, no amendment or waiver will (i) decrease the Dividend Rate, (ii) reduce the Redemption Price or (iii) make any change to provisions relating to voting percentages (including without limitation the definitions of “Pro Rata Share” or “Pro Rata Basis”), in each case without the prior written consent of each affected Holder of the Preferred Stock. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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(h) Equity; No Collateral Protection. The Preferred Stock is equity and has no collateral protection or security.

(i) Payments. All cash payments made in respect of the Preferred Stock, including without limitation cash payments made pursuant to Section 4 or Section 9, shall be made in Dollars.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed by a duly authorized officer of the Corporation as of this 18th day of June, 2024.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Chief Executive Officer